EXHIBIT 99.1

FOR IMMEDIATE RELEASE
The Jones Group Inc.

Investor Contact:
John T. McClain, Chief Financial Officer
The Jones Group
(212) 703-9189

Media Contacts:
Joele Frank and Sharon Stern
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

THE JONES GROUP INC. REPORTS 2011 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

New York, New York - February 8, 2012 - The Jones Group Inc. (NYSE: JNY; the "Company") today reported results for the fourth quarter and year ended December 31, 2011.  Revenues for the fourth quarter of 2011 were $894 million, as compared with $874 million for the fourth quarter of 2010.  Revenues for the full year 2011 were $3,785 million, as compared with $3,643 million for the full year 2010.

The Company reported adjusted earnings per share ("EPS") of $0.10 for the fourth quarter of 2011, as compared with adjusted earnings per share of $0.04 for the same period last year.  The 2011 fourth quarter results include certain tax benefits of $0.07 per share.  Adjusted earnings per share from continuing operations on a full year basis were $1.30 in 2011 as compared with $1.51 per share in the prior year.  The adjusted results exclude charges related to the impairments of certain intangible assets, the impact of severance and other costs related to restructuring activities, certain acquisition-related costs and other costs not considered relevant for period-over-period comparisons (see reconciliation of adjusted earnings to reported earnings in the accompanying schedule).

As reported under generally accepted accounting principles ("GAAP"), the Company reported a fourth quarter loss per share of ($0.27) and ($0.47) for 2011 and 2010, respectively.  On a full year basis, the Company reported GAAP earnings of $0.61 per share for 2011 as compared with $0.62 per share for 2010.  The results for both periods include non-cash impairment charges relating to certain trademarks.  The non-cash impairment charges of $32 million ($20 million after tax) and $38 million ($24 million after tax) for 2011 and 2010, respectively, were primarily related to tradenames utilized in our Wholesale Jeanswear business.  Such charges in both periods were a result of the Company's required annual testing under GAAP.

Wesley R. Card, The Jones Group Chief Executive Officer, stated: "Fourth quarter revenues were lower than expected due to the highly promotional retail environment and a slowdown in replenishment orders.  Our gross margins were much improved due to the inclusion of the Kurt Geiger business and an improvement in our core businesses, which generated a modest improvement in operating income."

Cash provided by operating activities during 2011 was $272 million, compared with $141 million in 2010.  The current year results reflect a lower level of required investment in working capital and lower tax payments, somewhat offset by slightly lower earnings.  The Company had $239 million in cash and no amounts drawn under its $650 million of committed revolving credit facilities.

John T. McClain, The Jones Group Chief Financial Officer, commented: "Our financial position remains strong.  We ended the year with $239 million in cash and our revolver undrawn.  We are approaching our 2012 inventory commitments with a conservative, tightened buy plan, which is the same approach we had in 2011.  With a focus on inventory management, expense control, and operational efficiencies, we believe we will continue to improve margins and maintain a strong balance sheet."

Mr. Card concluded: "We are committed to driving profitability and continue to operate efficiently, control costs and execute at a high level.  At the same time, we are concentrating our efforts on the areas we believe offer the greatest opportunity for revenue growth - upscale and contemporary brands, international and our traditional core brands.  We believe our new brand management approach and creative design talents, including the addition of Stefani Greenfield, as Chief Creative Officer, will advance the reinvigoration of our core brands."

The Company's Board of Directors has declared a regular quarterly cash dividend of $0.05 per share to all common stockholders of record as of February 24, 2012, for payment on March 9, 2012.

The Company will host a conference call with management to discuss these results at 8:30 a.m. eastern time today, which is accessible by dialing 412-858-4600 or through a web cast at www.jonesgroupinc.com (under Investor Relations/Conference Schedule). The call will be recorded and made available through February 16, 2012 and may be accessed by dialing 877-344-7529.  Enter account number 10008702.  A slide presentation will accompany the prepared remarks and has been posted with the webcast on the Company's website.

Presentation of Information in the Press Release

Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items.  These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons.  A complete reconciliation of the GAAP measures presented to the comparable non-GAAP information appears in the financial tables section of this press release.

About The Jones Group Inc.

The Jones Group Inc. (www.jonesgroupinc.com) is a leading global designer, marketer and wholesaler of over 35 brands with product expertise in apparel, footwear, jeanswear, jewelry and handbags.  The Jones Group has a reputation for innovation, excellence in product quality and value, operational execution and talent.  The Company also markets directly to consumers through branded specialty retail and outlet stores and through its e-commerce sites.

The Company's internationally recognized brands and licensing agreements (L) include: Nine West, Jones New York, Anne Klein, Kurt Geiger, Rachel Roy (L), Robert Rodriguez, Robbi & Nikki, Stuart Weitzman, B Brian Atwood (L), Boutique 9, Easy Spirit, Carvela, Gloria Vanderbilt, l.e.i., Bandolino, Enzo Angiolini, Nine & Co., GLO, Joan & David, Miss KG, Jones Wear, Kasper, Energie, Evan-Picone, Le Suit, Mootsies Tootsies, Grane, Erika, Napier, Jessica Simpson (L), Sam & Libby, Givenchy (L), Judith Jack, Albert Nipon, Pappagallo and Rafe(L).

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements.  The words "believes," "expects," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements.  Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including:

  those associated with the effect of national, regional and international economic conditions;
  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;
  the tightening of the credit markets and the Company's ability to obtain capital on satisfactory terms;
  given the uncertain economic environment, the possible unwillingness of committed lenders to meet their obligations to lend to borrowers, in general;
  the performance of the Company's products within the prevailing retail environment;
  customer acceptance of both new designs and newly-introduced product lines;
  the Company's reliance on a few department store groups for large portions of the Company's business;
  the Company's ability to identify acquisition candidates and, in a competitive environment for such acquisitions, acquire such businesses on reasonable financial and other terms;
  the integration of the organizations and operations of any acquired businesses into the Company's existing organization and operations;
  consolidation of the Company's retail customers;
  financial difficulties encountered by the Company's customers;
  the effects of vigorous competition in the markets in which the Company operates;
  the Company's ability to attract and retain qualified executives and other key personnel;
  the Company's reliance on independent foreign manufacturers, including political instability in countries where contractors and suppliers are located;
  changes in the costs of raw materials, labor, advertising and transportation, including the impact such changes may have on the pricing of the Company's products and the resulting impact on consumer acceptance of the Company's products at higher price points;
  the Company's ability to successfully implement new operational and financial information systems; and
  the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect.  The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

THE JONES GROUP INC.
CONSOLIDATED OPERATING RESULTS
(UNAUDITED)

All amounts in millions, except per share data

	FOURTH QUARTER				TOTAL YEAR
	2011		2010		2011		2010
Net sales	$878.1	98.3%	$858.4	98.2%	$3,734.0	98.6%	$3,593.5	98.6%
Licensing income	15.1	1.7	14.9	1.7	50.2	1.3	48.3	1.3
Other revenues	0.4	0.0	0.4	0.0	1.1	0.0	0.9	0.0
Total revenues	893.6	100.0	873.7	100.0	3,785.3	100.0	3,642.7	100.0
Cost of goods sold	574.0	64.2	604.3	69.2	2,440.1	64.5	2,387.2	65.5
Gross profit	319.6	35.8	269.4	30.8	1,345.2	35.5	1,255.5	34.5
SG&A expenses	314.0	35.1	278.6	31.9	1,173.2	31.0	1,073.0	29.5
Trademark impairments	31.5	3.5	37.6	4.3	31.5	0.8	37.6	1.0
(Loss) income from operations	(25.9)	(2.9)	(46.8)	(5.4)	140.5	3.7	144.9	4.0
Net interest expense and financing costs (1)	(14.5)	(1.6)	(18.3)	(2.1)	(73.3)	(1.9)	(58.9)	(1.6)
Equity in income (loss) of unconsolidated affiliate	1.3	0.1	0.4	0.0	3.9	0.1	(0.9)	(0.0)
(Loss) income before (benefit) provision for taxes	(39.1)	(4.4)	(64.7)	(7.4)	71.1	1.9	85.1	2.3
(Benefit) provision for income taxes	(18.2)	(2.0)	(24.7)	(2.8)	19.6	0.5	30.7	0.8
Net (loss) income	(20.9)	(2.3)	(40.0)	(4.6)	51.5	1.4	54.4	1.5
Less: income attributable to noncontrolling interest	0.2	0.0	0.1	0.0	0.8	0.0	0.6	0.0
(Loss) income attributable to Jones	$(21.1)	(2.4)%	$(40.1)	(4.6)%	$50.7	1.3%	$53.8	1.5%
Earnings per share (2)
Net (loss) income	$(20.9)		$(40.0)		$51.5		$54.4
Less: income attributable to noncontrolling interest	0.2		0.1		0.8		0.6
(Loss) income attributable to Jones	(21.1)		(40.1)		50.7		53.8
Less: (loss) income allocated to participating securities	(0.7)		(1.8)		1.5		2.4
Loss (income) available to common stockholders of Jones	$(20.4)		$(38.3)		$49.2		$51.4
Shares outstanding - diluted	76.0		81.9		81.3		82.6
(Loss) earnings per share - diluted	$(0.27)		$(0.47)		$0.61		$0.62

Percentages may not add due to rounding.

(1)	Refer to item "k" on the Reconciliation of Non-GAAP Measures to GAAP for amounts impacting interest expense relating to Adjustment of remaining consideration payable related to acquisition of Stuart Weitzman.
(2)	Earnings per share is calculated under the "two-class method," where income is allocated between common shares and participating securities (unvested restricted shares held by employees that have a nonforfeitable right to dividends). Both our common shares and participating securities share equally in dividend payments and earnings.

THE JONES GROUP INC.
Reconciliation of Non-GAAP Measures to GAAP
for the quarter and years ended December 31, 2011 and 2010
(UNAUDITED)

All amounts in millions, except per share data	FOURTH QUARTER		TOTAL YEAR
	2011	2010	2011	2010
Operating (loss) income	$(25.9)	$(46.8)	$140.5	$144.9
Adjustments:
Items affecting segment income:
Trademark impairments (a)	31.5	37.6	31.5	37.6
Impairment and other expenses related to retail store closure plan (b)	2.3	3.1	5.7	8.7
Charges related to acquired businesses (c)	2.9	2.0	4.0	22.8
Present value adjustments to lease liabilities for properties not in use (d)	0.5	1.2	12.9	7.8
Impairment of acquired intangible asset (e)	-	-	-	2.6
Charges related to closure of distribution facilities (f)	0.2	2.6	0.6	6.3
Charitable contributions (g)	-	8.0	-	8.0
Severance and other charges related to executive management changes (h)	-	3.4	-	7.3
Other restructuring expenses and certain other charges (i)	4.2	0.5	10.0	4.8
Total adjustments to operating income	41.6	58.4	64.7	105.9
Adjusted operating income	$15.7	$11.6	$205.2	$250.8
(Loss) income attributable to Jones (as reported)	$(21.1)	$(40.1)	$50.7	$53.8
(Benefit) provision for income taxes	(18.2)	(24.7)	19.6	30.7
Adjustments to operating income, from above	41.6	58.4	64.7	105.9
Adjustments to deferred financing costs (j)	-	-	1.9	-
Adjustment of remaining consideration payable related to acquisition of Stuart Weitzman (k)	1.0	9.4	20.0	14.9
Adjusted income before provision for income taxes	3.3	3.0	156.9	205.3
Adjusted (benefit) provision for income taxes	(5.0)	(0.1)	47.8	74.9
Adjusted income attributable to Jones	8.3	3.1	109.1	130.4
Less: adjusted income allocated to participating securities	(0.3)	(0.1)	(3.5)	(5.7)
Adjusted income available to common stockholders	$8.0	$3.0	$105.6	$124.7
(Loss) earnings per share - diluted (as reported)	$(0.27)	$(0.47)	$0.61	$0.62
(Benefit) provision for income taxes	(0.23)	(0.29)	0.23	0.35
Items affecting segment income:
Trademark impairments (a)	0.40	0.44	0.37	0.44
Impairment and other expenses related to retail store closure plan (b)	0.03	0.04	0.07	0.10
Charges related to acquired businesses (c)	0.04	0.02	0.05	0.26
Present value adjustments to lease liabilities for properties not in use (d)	0.01	0.02	0.15	0.09
Impairment of acquired intangible asset (e)	-	-	-	0.03
Charges related to closure of distribution facilities (f)	-	0.03	0.01	0.08
Charitable contributions (g)	-	0.09	-	0.09
Severance and other charges related to executive management changes (h)	-	0.04	-	0.09
Other restructuring expenses and certain other charges (i)	0.05	0.01	0.12	0.06
Adjustments to deferred financing costs (j)	-	-	0.02	-
Adjustment of remaining consideration payable related to acquisition of Stuart Weitzman (k)	0.01	0.11	0.24	0.17
Adjusted income before provision for income taxes	0.04	0.04	1.87	2.38
Adjusted (benefit) provision for income taxes	(0.06)	-	0.57	0.87
Adjusted earnings per share - diluted	$0.10	$0.04	$1.30	$1.51
Non-GAAP adjustments affecting revenue by segment (l):
Domestic wholesale sportswear	$-	$-	$-	$-
Domestic wholesale jeanswear (i)	0.3	-	1.9	-
Domestic wholesale footwear and accessories	-	-	-	-
Domestic retail (b)	-	0.1	-	0.1
International wholesale	-	-	-	-
International retail	-	-	-	-
Licensing, other & eliminations		-		-
Total	$0.3	$0.1	$1.9	$0.1
Non-GAAP adjustments affecting income by segment (l):
Domestic wholesale sportswear (c,d,i)	$2.7	$2.2	$(6.2)	$8.2
Domestic wholesale jeanswear (d,f,i)	0.8	0.9	4.2	8.5
Domestic wholesale footwear and accessories (c,d,f,h,i)	0.6	4.6	16.4	16.6
Domestic retail (b,d,h,i)	2.7	4.1	4.1	11.9
International wholesale (c,i)	0.5	0.1	2.7	3.4
International retail (c)	1.5	-	3.5	-
Licensing, other & eliminations (a,c,e,g,h,i)	32.8	46.5	40.0	57.3
Total	$41.6	$58.4	$64.7	$105.9
(a)	Represents the impairments recorded as a result of the required annual review of our indefinite-lived intangible assets and goodwill in accordance with GAAP.
(b)	2011 and 2010 include severance, fixed asset impairments and other charges and credits related to the closure of underperforming retail locations.
(c)	2011 and 2010 include consulting fees, legal fees, accounting fees and the amortization of certain acquired intangible assets related to the acquisitions of Stuart Weitzman, Kurt Geiger (2011 only) and Robert Rodriguez. 2011 and 2010 also include the adjustments of the contingent consideration payable for the Robert Rodriguez acquisition.
(d)	2011and 2010 represent present value accruals and adjustments for liabilities related to leases on properties currently not in use.
(e)	2010 represents the impairment of the intangible asset related to the handbag license acquired with the Stuart Weitzman business.
(f)	2011 and 2010 represents charges related to the closures of the Texas and Rhode Island warehouses.
(g)	Represents contributions made to the Sidney Kimmel Comprehensive Cancer Center at Johns Hopkins Medicine and for the establishment of an educational assistance fund for the children of Company associates as announced in December 2010.
(h)	2010 represents severance and restricted stock amortization related to executive management changes in the Company's domestic wholesale footwear & accessories and domestic retail segments.
(i)	2011 and 2010 includes severance, occupancy, and other costs related to the exit from or restructuring of certain product lines, consulting, legal, and accounting fees related to business development activities and certain other charges not considered by management to be part of ongoing operations.
(j)	2011 includes the write-off of certain deferred financing fees related to amendment and extension of our credit facility.
(k)	Represents the periodic adjustment in accordance with GAAP of the remaining consideration payable related to the acquisition of Stuart Weitzman.
(l)	See "Segment Information" page for the presentation of GAAP and Adjusted amounts.

THE JONES GROUP INC.
SEGMENT INFORMATION
(UNAUDITED)

Dollars in millions	Domestic Wholesale Sportswear	Domestic Wholesale Jeanswear	Domestic Wholesale Footwear & Accessories	Domestic Retail	International Wholesale	International Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal quarter ended December 31, 2011
Revenues	$176.8	$162.1	$174.7	$179.3	$74.2	$111.4	$15.1	$893.6
Segment (loss) income	$(7.2)	$0.8	$(2.6)	$(3.7)	$5.1	$4.4	$(22.7)	(25.9)
Segment margin	(4.1% )	0.5%	(1.5% )	(2.1% )	6.9%	3.9%		(2.9% )
Net interest expense (a)								(14.5)
Equity in income of unconsolidated affiliate								1.3
Loss before provision for income taxes								$(39.1)
Segment revenues	$176.8	$162.1	$174.7	$179.3	$74.2	$111.4	$15.1	$893.6
Adjustments affecting segment revenues (b)	-	0.3	-	-	-	-	-	0.3
Adjusted segment revenues	$176.8	$162.4	$174.7	$179.3	$74.2	$111.4	$15.1	$893.9
Segment (loss) income	$(7.2)	$0.8	$(2.6)	$(3.7)	$5.1	$4.4	$(22.7)	$(25.9)
Adjustments affecting segment income (b)	2.7	0.8	0.6	2.7	0.5	1.5	32.8	41.6
Adjusted segment (loss) income	$(4.5)	$1.6	$(2.0)	$(1.0)	$5.6	$5.9	$10.1	$15.7
Adjusted segment margin	(2.5% )	1.0%	(1.1% )	(0.6% )	7.5%	5.3%		1.8%

For the fiscal quarter ended December 31, 2010
Revenues	$200.4	$179.2	$199.1	$192.2	$73.4	$14.4	$15.0	$873.7
Segment (loss) income	$(10.4)	$1.7	$(2.8)	$(4.8)	$5.4	$2.0	$(37.9)	(46.8)
Segment margin	(5.2% )	0.9%	(1.4% )	(2.5% )	7.4%	13.9%		(5.4% )
Net interest expense (a)								(18.3)
Equity in income of unconsolidated affiliate								0.4
Loss before provision for income taxes								$(64.7)
Segment revenues	$200.4	$179.2	$199.1	$192.2	$73.4	$14.4	$15.0	$873.7
Adjustments affecting segment revenues (b)	-	-	-	0.1	-	-	-	0.1
Adjusted segment revenues	$200.4	$179.2	$199.1	$192.3	$73.4	$14.4	$15.0	$873.8
Segment (loss) income	$(10.4)	$1.7	$(2.8)	$(4.8)	$5.4	$2.0	$(37.9)	$(46.8)
Adjustments affecting segment income (b)	2.2	0.9	4.6	4.1	0.1	-	46.5	58.4
Adjusted segment (loss) income	$(8.2)	$2.6	$1.8	$(0.7)	$5.5	$2.0	$8.6	$11.6
Adjusted segment margin	(4.1% )	1.5%	0.9%	(0.4% )	7.5%	13.9%		1.3%

(a)	Refer to item "f" on the Reconciliation of Non-GAAP Measures to GAAP for amounts impacting interest expense relating to Adjustment of remaining consideration payable related to acquisition of Stuart Weitzman.
(b)	See "Reconciliation of Non-GAAP Measures to GAAP" page.

THE JONES GROUP INC.
SEGMENT INFORMATION
(UNAUDITED)

Dollars in millions	Domestic Wholesale Sportswear	Domestic Wholesale Jeanswear	Domestic Wholesale Footwear & Accessories	Domestic Retail	International Wholesale	International Retail	Licensing, Other & Eliminations	Consolidated
For the year ended December 31, 2011
Revenues	$892.3	$773.7	$848.0	$631.2	$329.5	$260.4	$50.2	$3,785.3
Segment income (loss)	$74.0	$49.6	$40.9	$(37.9)	$35.5	$6.9	$(28.5)	140.5
Segment margin	8.3%	6.4%	4.8%	(6.0% )	10.8%	2.6%		3.7%
Net interest expense (a)								(73.3)
Equity in income of unconsolidated affiliate								3.9
Income before provision for income taxes								$71.1
Segment revenues	$892.3	$773.7	$848.0	$631.2	$329.5	$260.4	$50.2	$3,785.3
Adjustments affecting segment revenues (b)	-	1.9	-	-	-	-	-	1.9
Adjusted segment revenues	$892.3	$775.6	$848.0	$631.2	$329.5	$260.4	$50.2	$3,787.2
Segment income (loss)	$74.0	$49.6	$40.9	$(37.9)	$35.5	$6.9	$(28.5)	$140.5
Adjustments affecting segment income (b)	(6.2)	4.2	16.4	4.1	2.7	3.5	40.0	64.7
Adjusted segment income (loss)	$67.8	$53.8	$57.3	$(33.8)	$38.2	$10.4	$11.5	$205.2
Adjusted segment margin	7.6%	6.9%	6.8%	(5.4% )	11.6%	4.0%		5.4%

For the year ended December 31, 2010
Revenues	$965.2	$819.9	$841.5	$651.2	$269.6	$47.0	$48.3	$3,642.7
Segment income (loss)	$80.4	$72.3	$53.7	$(45.5)	$25.8	$6.7	$(48.5)	144.9
Segment margin	8.3%	8.8%	6.4%	(7.0% )	9.6%	14.3%		4.0%
Net interest expense (a)								(58.9)
Equity in loss of unconsolidated affiliate								(0.9)
Income before provision for income taxes								$85.1
Segment revenues	$965.2	$819.9	$841.5	$651.2	$269.6	$47.0	$48.3	$3,642.7
Adjustments affecting segment revenues (b)	-	-	-	0.1	-	-	-	0.1
Adjusted segment revenues	$965.2	$819.9	$841.5	$651.3	$269.6	$47.0	$48.3	$3,642.8
Segment income (loss)	$80.4	$72.3	$53.7	$(45.5)	$25.8	$6.7	$(48.5)	$144.9
Adjustments affecting segment income (b)	8.2	8.5	16.6	11.9	3.4	-	57.3	105.9
Adjusted segment income (loss)	$88.6	$80.8	$70.3	$(33.6)	$29.2	$6.7	$8.8	$250.8
Adjusted segment margin	9.2%	9.9%	8.4%	(5.2% )	10.8%	14.3%		6.9%

(a)	Refer to item "f" on the Reconciliation of Non-GAAP Measures to GAAP for amounts impacting interest expense relating to Adjustment of remaining consideration payable related to acquisition of Stuart Weitzman.
(b)	See "Reconciliation of Non-GAAP Measures to GAAP" page.

THE JONES GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

All amounts in millions

	December 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$238.8	$200.8
Accounts receivable	339.6	345.6
Inventories	491.1	465.9
Prepaid income taxes	11.9	18.7
Deferred taxes	26.4	28.0
Other current assets	47.7	32.1
Total current assets	1,155.5	1,091.1
Property, plant and equipment, at cost, less accumulated depreciation and amortization	271.4	226.4
Goodwill	255.3	161.8
Other intangibles, less accumulated amortization	897.4	726.7
Other assets	135.7	126.4
Total assets	$2,715.3	$2,332.4
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$2.0	$1.8
Current portion of acquisition consideration payable	194.1	14.1
Accounts payable	236.2	213.4
Income taxes payable	1.4	-
Accrued expenses and other current liabilities	146.3	142.4
Total current liabilities	580.0	371.7
Long-term debt and obligations under capital leases	854.7	535.1
Income taxes	6.7	6.3
Deferred taxes	73.4	0.3
Acquisition consideration payable	17.7	201.3
Other	93.4	79.7
Total liabilities	1,625.9	1,194.1
Equity	1,089.4	1,138.3
Total liabilities and equity	$2,715.3	$2,332.4

THE JONES GROUP INC.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

All amounts in millions

	Year Ended
	December 31, 2011	December 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$51.5	$54.4
Adjustments to reconcile net income to net cash provided by operating activities, net of acquisitions:
Amortization of employee stock options and restricted stock	16.7	22.0
Depreciation and other amortization	88.1	91.9
Intangible asset impairment losses	31.5	40.2
Other impairment losses	10.6	9.0
Adjustments to acquisition consideration payable	11.9	19.0
Equity in (income) loss of unconsolidated affiliate	(3.9)	0.9
Provision for (recovery of) losses on accounts receivable	1.3	(0.2)
Deferred taxes	17.9	4.5
Fair value adjustments related to interest rate swaps and cap	2.1	2.4
Write-off of deferred financing fees	1.9	-
Other items, net	6.1	0.3
Changes in operating assets and liabilities:
Accounts receivable	22.3	(19.5)
Inventories	25.7	(70.3)
Accounts payable	(5.7)	24.8
Income taxes payable/prepaid taxes	7.2	(21.1)
Acquisition consideration payable	(5.3)	(1.3)
Other assets and liabilities, net	(8.2)	(15.7)
Total adjustments	220.2	86.9
Net cash provided by operating activities	271.7	141.3

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(98.0)	(41.0)
Acquisition of KG Group Holdings Limited, net of cash acquired	(143.1)	-
Acquisition of Stuart Weitzman Holdings, net of cash acquired	-	(159.3)
Acquisition of Moda Nicola International	(2.5)	(14.4)
Other	0.1	0.4
Net cash used in investing activities	(243.5)	(214.3)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of 6.875% Senior Notes due 2019	300.0	-
Debt issuance costs	(6.6)	-
Costs related to secured revolving credit agreement	(3.3)	(7.3)
Repayment of acquired debt of KG Group Holdings Limited	(174.1)	-
Cash distributions to selling members of Stuart Weitzman Holdings		(19.0)
Acquisition of treasury stock	(78.0)	(10.7)
Dividends paid	(16.6)	(17.2)
Payments of acquisition consideration payable	(10.1)	(4.3)
Other	(0.9)	(1.6)
Net cash provided by (used in) financing activities	10.4	(60.1)

EFFECT OF EXCHANGE RATES ON CASH	(0.6)	0.5

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	38.0	(132.6)
CASH AND CASH EQUIVALENTS, BEGINNING	200.8	333.4
CASH AND CASH EQUIVALENTS, ENDING	$238.8	$200.8